EX.99.906CERT
Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Cushing MLP Total Return Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Cushing MLP Total Return Fund for the year ended November 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Cushing MLP Total Return Fund for the stated period.

/s/ Jerry V. Swank	/s/ Mark Fordyce

Jerry V. Swank	Mark Fordyce
President & Chief Executive Officer The Cushing MLP Total Return Fund	Chief Financial Officer, Principal Accounting Officer, Treasurer & Secretary The Cushing MLP Total Return Fund
Dated: February 23, 2009
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Cushing MLP Total Return Fund for purposes of Section 18 of the Securities Exchange Act of 1934.